UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
December 14, 2020

LOOP INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54786	27-2094706
(State or other jurisdiction of incorporation)	(CommissionFile Number)	(IRS EmployerIdentification No.)

480 Fernand Poitras
Terrebonne, Quebec, Canada, J6Y 1Y4
(Address of principal executive offices, including zip code)

(450) 951-8555
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	LOOP	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On December 14, 2020, Loop Industries, Inc. (the “Company”), issued a press release announcing the Company’s release of an independent verification report of its patented Gen II depolymerization technology conducted by Kemitek, a not-for-profit  College Centre for Technology Transfer specialized in the fields of green chemistry and chemical process scale-up.

Loop commissioned Kemitek to validate Loop’s technology, which turns waste PET plastic and polyester fiber feedstocks into its primary building blocks, or monomers: dimethyl terephthalate (“DMT”) and monoethylene glycol (“MEG”), which meet established purity criteria for producing virgin-quality PET.

The report concludes that the quality of the primary PET plastic building blocks meets Loop’s specifications for the production of PET resin and polyester fiber.

A copy of the Company’s press release is attached hereto as Exhibit 99.1.

The foregoing summary is qualified in its entirety by reference to a copy of the report, which is filed herewith as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated December 14, 2020
99.2	Kemitek Report, dated December 10, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOOP INDUSTRIES, INC.

Date: December 14, 2020	By:	/s/ Daniel Solomita
Daniel Solomita
Chief Executive Officer and President